Exhibit 32.1
CERTIFICATION OF ANNUAL REPORT ON FORM 10-K
Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Amendment No. 1 to the Annual Report on Form 10-K of Aerojet Rocketdyne Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies that, to her knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Eileen P. Drake
Eileen P. Drake
Chief Executive Officer and President
(Principal Executive Officer)
Date: March 13, 2018
Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of Amendment No. 1 to the Annual Report on Form 10-K of Aerojet Rocketdyne Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies that, to his knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Paul R. Lundstrom
Paul R. Lundstrom
Vice President, Chief Financial Officer
(Principal Financial Officer )
Date: March 13, 2018